Exhibit 99.1

LIBERTY GLOBAL TO SELL UPC POLAND TO ILIAD'S POLISH MOBILE SUBSIDIARY PLAY

Sale price of PLN 7.0 billion ($1.8 billion1) values UPC Poland at ~9x 2021E Adjusted EBITDA2,3 and nearly 20x 2021E Operating Free Cash Flow4

Transaction expected to close in the first half of 2022 and generate approximately $600 million of net cash proceeds to Liberty Global after debt repayment

Denver, Colorado – September 21, 2021

Liberty Global plc (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK), one of the world’s leading converged video, broadband and mobile communications companies, today announced it has reached a definitive agreement to sell 100% of its operations in Poland to iliad S.A.’s Polish mobile subsidiary Play. At June 30, 2021, our networks in Poland passed 3.7 million homes and served 1.5 million customers who subscribed to 1.3 million broadband, 1.4 million video, and over 600,000 telephony services.

Liberty Global has agreed to sell UPC Poland for a total enterprise value of PLN 7.0 billion ($1.8 billion) subject to customary debt and working capital adjustments at completion. The sale price represents a multiple of approximately 9x UPC Poland’s estimated 2021 Adjusted EBITDA, and nearly 20x its estimated 2021 operating free cash flow. Closing of the transaction is subject to satisfaction of customary closing conditions, including receipt of requisite regulatory approvals. The closing is currently expected to occur in the first half of 2022.

Iliad S.A. is the parent company of the iliad Group, which operates under the trade names of Free in France, iliad in Italy and Play in Poland. Play is a consumer-focused mobile network operator in Poland with over 15 million subscribers. It provides mobile voice, messaging, data and video services for both consumers and businesses (in particular SMEs) on a contract and prepaid basis under the umbrella brand Play. Its modern and cost-efficient 4G LTE/5G telecommunications network covers 99% of the Polish population.

Mike Fries, Chief Executive Officer of Liberty Global said, “This transaction highlights, yet again, the significant value of fiber-rich HFC networks in Europe, as well as the substantial synergy benefits inherent in fixed-mobile convergence (“FMC”) mergers. We have been operating in Poland for over 20 years and are proud of our contributions to the country’s growing digital economy and the impact that we’ve made in the communities where we operate. I’d like to thank and commend the entire UPC Poland management team, most recently under Robert Redeleanu’s leadership, for their hard work and dedication over the years. UPC Poland, the largest cable television operator and a leading provider of triple play services in Poland, and Play, which covers 99% of the Polish population with its mobile services, together will have the scale from Day 1 to be a powerful force in the Polish market. We are highly supportive of the rationale behind this combination and are excited to watch this converged national champion deliver high-quality connectivity across the Polish market.”

“The cash proceeds, net of debt repayment, from this asset sale of approximately $600 million will boost Liberty Global’s already substantial cash balance, which stood at $4.1 billion5 as of June 30, 2021. As ever, we remain squarely focused on value creation and are pleased with the premium valuation we received for our Polish business, providing a strong return for Liberty Global shareholders.”

Proceeds from the sale (net of debt repayment at the UPC bank group) are expected to be used for general corporate purposes, which may include reinvestment into our business and support for the company’s significant, multi-year share buyback commitment.

In conjunction with the transaction, Liberty Global has agreed to provide Play with certain transitional services for a period of up to four years. These services principally will be comprised of network and information technology-related functions. Annual charges will depend upon the actual level of services required by Play.

Credit Suisse acted as financial advisor to Liberty Global on the transaction.

FORWARD-LOOKING STATEMENTS AND DISCLAIMER

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our strategic outlook, the anticipated timing of regulatory approvals and closing of the transaction, the expected benefits of the transaction, the amount and expected use of net proceeds, expectations with respect to our continuing operations and our cash balance and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the ability to obtain regulatory approvals for the transaction, as well as achieve other customary closing conditions, the ability of Play to successfully integrate the combined businesses impacted by the transaction and achieve the anticipated benefits thereof, as well as other factors detailed from time to time in Liberty Global’s filings with the Securities and Exchange Commission including our most recently filed Form 10-K/A and Forms 10-Q. These forward-looking statements speak only as of the date of this release. Liberty Global expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Global’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ABOUT LIBERTY GLOBAL

Liberty Global (NASDAQ: LBTYA, LBTYB and LBTYK) is a world leader in converged broadband, video and mobile communications services. We deliver next-generation products through advanced fiber and 5G networks that connect over 85 million subscribers across Europe and the United Kingdom. Our businesses operate under some of the best-known consumer brands, including Virgin Media-O2 in the UK, VodafoneZiggo in The Netherlands, Telenet in Belgium, Sunrise UPC in Switzerland, Virgin Media in Ireland and UPC in Eastern Europe. Through our substantial scale and commitment to innovation, we are building Tomorrow’s Connections Today, investing in the infrastructure and platforms that empower our customers to make the most of the digital revolution, while deploying the advanced technologies that nations and economies need to thrive.

Our consolidated businesses generate annual revenue of more than $7 billion, while our joint-ventures in the U.K. and the Netherlands generate combined annual revenue of more than $17 billion.

Liberty Global Ventures, our global investment arm, has a portfolio of more than 50 companies across content, technology and infrastructure, including strategic stakes in companies like Plume, ITV, Lions Gate, Univision and the Formula E racing series.

Revenue figures above are provided based upon 2020 results and on a combined Virgin Media and O2 UK basis. For more information, please visit www.libertyglobal.com.

Investor Relations:                Corporate Communications:
Michael Bishop +44 20 8483 6246        Molly Bruce +1 303 220 4202
Steve Carroll +1 303 784 4505            Matt Beake +44 20 8483 6428

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1 Convenience translation based on the August 31, 2021 USD/PLN spot rate of .2611.
2 The Adjusted EBITDA sale price multiple calculation is based on the estimated 2021 Adjusted EBITDA of UPC Poland of PLN 782 million including PLN 42 million of estimated operating-related expenses for services that will continue to be provided by Liberty Global to Play as part of the transitional services agreement and excluding PLN 76 million of estimated capital-related transitional service charges to be provided by Liberty Global to Play, which we expect to be reported in the Adjusted EBITDA of Play following completion of the transaction.
3 Adjusted EBITDA is the primary measure used by our chief operating decision maker to evaluate segment operating performance and is also a key factor that is used by our internal decision makers to (i) determine how to allocate resources to segments and (ii) evaluate the effectiveness of our management for purposes of annual and other incentive compensation plans. As we use the term, Adjusted EBITDA is defined as earnings (loss) before net income tax benefit (expense), other non-operating income or expenses, net gains (losses) on debt extinguishment, net foreign currency transaction gains (losses), net gains (losses) on derivative instruments, net interest expense, depreciation and amortization, share-based compensation, provisions and provision releases related to significant litigation and impairment, restructuring and other operating items. Other operating items include (a) gains and losses on the disposition of long-lived assets, (b) third-party costs directly associated with successful and unsuccessful acquisitions and dispositions, including legal, advisory and due diligence fees, as applicable, and (c) other acquisition-related items, such as gains and losses on the settlement of contingent consideration. Our internal decision makers believe Adjusted EBITDA is a meaningful measure because it represents a transparent view of our recurring operating performance that is unaffected by our capital structure and allows management to (1) readily view operating trends, (2) perform analytical comparisons and benchmarking between segments and (3) identify strategies to improve operating performance in the different countries in which we operate. We believe our Adjusted EBITDA measure, which is a non-GAAP measure, is useful to investors because it is one of the bases for comparing our performance with the performance of other companies in the same or similar industries, although our measure may not be directly comparable to similar measures used by other public companies. Adjusted EBITDA should be viewed as a measure of operating performance that is a supplement to, and not a substitute for U.S. GAAP measures of income included in our statements of operations. A quantitative reconciliation to earnings (loss) for the estimated 2021 Adjusted EBITDA of UPC Poland cannot be provided without unreasonable efforts as we do not forecast certain non-cash charges including depreciation and amortization and impairment, restructuring and other operating items included in operating income. The items we do not forecast may vary significantly from period to period.
4 OFCF is defined as Adjusted EBITDA less property and equipment additions, as customarily defined by Liberty Global. For the purpose of the OFCF sale price multiple calculation, UPC Poland’s estimated 2021 OFCF has been decreased by PLN 76 million of estimated capital-related transitional service charges, which we expect to be reported in Adjusted EBITDA of Play following completion of the transaction.
5 Including amounts held under separately managed accounts (SMAs).